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                                                                    EXHIBIT 10.4

                             INVESTORS SAVINGS BANK
                      SUPPLEMENTAL ESOP AND RETIREMENT PLAN

1.    Background and Purpose

      Investors Savings Bank (the "Employer") hereby amends and restates, effective January 1, 2005, the Investors Savings Bank Supplemental Retirement Plan, and renames it the Supplemental ESOP and Retirement Plan (the "Plan"). The Plan is intended to provide supplemental benefits to replace the benefits that have been curtailed under the Investors Savings Bank Retirement Plan (the "Retirement Plan") and the Investors Savings Bank Employee Stock Ownership Plan (the "ESOP") due to the application of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. The Plan, as amended and restated, is intended to comply with Internal Revenue Code ("Code") Section 409A and any regulatory or other guidance issued under such Section. The Plan is intended to be an unfunded plan of deferred compensation covering "a select group of highly compensated or management employees" of the Employer for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

2.    Definitions

      Where the following words and phrases appear in the Plan, they shall gave the respective meaning as set forth below unless the context clearly indicates the contrary.

      (a)   "Administrator" shall mean the Committee.

      (b) "Active Participant" shall mean, a Participant of the ESOP who has satisfied the ESOP eligibility requirements and who has at least 1,000 Hours of Service during the current ESOP plan year. However, a Participant shall not qualify as an Active Participant unless (i) he is in active employment with the Employer as of the last day of the ESOP plan year, or (ii) he is on a recognized absence, as defined in the ESOP, as of that date, or (iii) his employment terminated during the Plan Year by reason of disability (as defined in the ESOP), death, Early or Normal ESOP Retirement.

      (c)   "Board of Directors" shall mean the Board of Directors of the Bank.

      (d)   "Company" shall mean Investors Bancorp, Inc.

      (e) "Early Retirement Date" shall mean, with respect to the ESOP, retirement on or after a Participant who participates in the ESOP attains age 55 and completes 10 years of employment with the Bank, its affiliates, Financial Assurance Services, or BF Asset Recovery Corporation. If the Participant terminates employment before satisfying the age requirement, but has satisfied the employment requirement, the Participant will be entitled to elect early retirement upon satisfaction of the age requirement. With respect to the Supplemental Retirement Plan Benefit, "Early Retirement Date" shall mean the first day of the month

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            coincident with or next following the date the employment of a
            Participant who participates in the Retirement Plan is terminated, if at such time, the Participant has not yet attained age 65 and is partially or fully vested in his benefits under the Retirement Plan.

      (f) "ESOP Beneficiary" shall mean the person or persons who are designated by a Participant participating in the ESOP to receive benefits payable under the ESOP on the Participant's death. In the absence of any designation or if all the designated beneficiaries shall die before the Participant dies or shall die before all benefits payable under the ESOP have been paid, the Participant's ESOP Beneficiary shall be his surviving spouse (as that term is defined under the ESOP), if any, or his estate if he is not survived by a spouse. The Committee may rely upon the advice of the Participant's executor or administrator as to the identity of the Participant's spouse.

      (g) "Committee" shall mean the Committee appointed by the Board of Directors to administer the Plan.

      (h) "Normal Retirement Date" with respect to the Supplemental ESOP Benefit, shall mean the later of (i) the date on which a Participant attains age 65 and (ii) the 5th anniversary of the time a Participant commenced participation in the ESOP. With respect to the Supplemental Retirement Plan Benefit, shall mean the later of (i) the first day of the month coincident with or next following his 65th Birthday, (ii) his actual retirement.

      (i) "Participant" shall mean an employee of the Bank designated by the Executive Committee to participate in the Plan and who is eligible to participate in the Plan as a result of his or her benefits under the Retirement Plan and/or the ESOP being limited by the application of either Section 401(a)(17) or 415 of the Code.

      (j) "Phantom Shares" shall mean the unit of measurement of a Participant's account hereunder denominated in hypothetical shares of the Company's Stock. On any measurement date, the Phantom Stock shall have a value equal to the fair market value of the Company's Stock on such date.

      (k) "Plan Year" shall mean, generally, the fiscal year of the Company, provided, however, for purposes of determining allocations under the Supplemental ESOP portion of the Plan, "Plan Year" shall mean the twelve-month period commencing January 1 and ending December 31.

      (l) "Specified Employee" shall mean a key employee who, at any time during the plan year, is (i) an officer of Investors Savings Bank having an annual compensation greater than $130,000 (as indexed),
            (ii) a 5-percent owner of Investors Savings Bank, or (iii) a 1-percent owner of Investors Savings Bank having an annual compensation from Investors Savings Bank greater than $150,000.

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      (m)   "Stock" shall mean the common stock of Investors Bancorp, Inc., par value $.01 per share.

      (n) "Supplemental ESOP" shall mean the portion of this Plan that provides a benefit to Participants that supplements the tax-qualified ESOP benefit of such person.

      (o) "Supplemental ESOP Benefit" shall mean the benefit attributable to a Participant under the Supplemental ESOP.

      (p) "Supplemental Retirement Plan" shall mean the portion of the Plan that provides a benefit to participants that supplements the benefit available to the Participant under the tax-qualified Retirement Plan.

      (q) "Supplemental Retirement Plan Benefit" shall mean the benefit attributable to a Participant under the Supplemental Retirement Plan.

      (r) "Unallocated Stock Fund" shall mean that portion of the ESOP trust fund consisting of the ESOP's holding of Stock which have been acquired in exchange for one or more Stock obligations and which have not yet been allocated to the ESOP participant's accounts in accordance with the ESOP terms.

3.    Participation

      The Committee may designate an employee as a Participant if he or she is a Participant in the Retirement Plan and/or the ESOP and his or her benefits thereunder are limited by the application of either Section 401(a)(17) or 415 of the Code.

4.    Benefits

      (a)   Benefits Attributable to Participation in the Retirement Plan

      A Participant's accrued benefit under the Plan that is attributable to his or her participation in the Retirement Plan shall be determined as follows:

            (i) For each employee who is a Participant in the Plan, his or her accrued Supplemental Retirement Plan Benefit at a specified date shall be equal to the excess, if any, of (1) the vested accrued benefit to which he or she would then be entitled under the Retirement Plan determined without regard to the compensation limitation of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and without regard to the limitations of Section 415 of such Code, over (2) the vested accrued benefit to which the Participant is then entitled under the Retirement Plan (as from time to time amended) which takes into account the limits of
      Section 401(a)(17) and Section 415 of the Code.

            (ii) A Participant's accrued Supplemental Retirement Plan Benefits under this Plan shall vest in accordance with the vesting schedule under the Retirement Plan and shall be payable in accordance with the Participant's distribution election made in accordance with the requirements of Section 4(a)(iii) hereof. A Participant's Supplemental

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      Retirement Plan Benefit shall be calculated using the relevant actuarial assumptions applicable to the Retirement Plan.

            (iii) Prior to the later of December 31, 2005, or the 30th day after a Participant first becomes eligible to participate in the Plan, but, in all cases, prior to the commencement of the payment of such Supplemental Retirement Plan Benefits, a Participant shall be required to complete a Distribution Election Form for his Supplemental Retirement Plan Benefit, attached hereto as Exhibit A. Such Distribution Election Form shall provide the Participant, as of the date of the election, with the same distribution elections as available under the tax-quaified Retirement Plan. A Participant's election under the Distribution Election Form shall be irrevocable, except as permitted by Code Section 409A.

      (b)   Benefits Attributable to Participation in the ESOP

      The amount credited to a Participant's account balance under the Plan that is attributable to his or her participation in the ESOP portion of the Plan shall be denominated in Phantom Shares equal to the sum of the difference of "(i)" and "(ii)," plus "(iii)," where:

            (i) is the number of shares of Stock that would have been allocated to the ESOP account of the Participant, and the earnings thereon, had the limitations of Sections 401(a)(17) and 415(c)(1)(A) and 415(c)(6) of the Code not been applicable (this calculation shall be made based on the following assumptions: (A) the "Compensation" (as defined in the ESOP) that exceeds the Code Section 401(a)(17) limits of all persons who are Participants in the Supplemental ESOP is added to the participant Compensation actually taken into consideration under the ESOP and (B) the actual number of shares of Stock released under the ESOP is deemed to be allocated to ESOP participants on the basis of the Compensation determined in "(A)");

            (ii) is the number of shares of Stock actually allocated to the account of the Participant for the relevant ESOP plan year; and

            (iii) each year, the dollar amount of the earnings on the Phantom Shares deemed allocated to a Participant's account is determined and such earnings are converted into Phantom Shares as of the last day of the ESOP plan year, based on the fair market value of the Company's Stock on such date.

            (iv) Supplemental ESOP Benefits will be credited to a Participant's account in the Plan only for the Plan Years in which the Participant is an Active Participant. Supplemental ESOP Benefits credited to a Participant's account under this Plan shall vest in accordance with the vesting schedule under the ESOP.

            (v) Prior to the later of December 31, 2005, or the 30th day after a Participant first becomes eligible to participate in the Supplemental ESOP, a Participant shall be required to complete a Distribution Election Form for his Supplemental ESOP Benefit, attached hereto as Exhibit B. Such Distribution Election Form shall provide the Participant, as of the date of the election, with the same distribution elections as available

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      under the tax-qualified ESOP. A Participant's election under the
      Distribution Election Form shall be irrevocable, except as permitted by Code Section 409A.

            (vi) All distributions of Supplemental ESOP benefits will be made in cash and will not be made in shares of Stock.

5.    Payment of Supplemental Benefits

      (a)   Supplemental Retirement Plan Benefits

            (i) A Participant's accrued Supplemental Retirement Plan Benefits under the Plan shall become payable to him or her as of the first day of the month next following his or her Early Retirement Date, Normal Retirement Date, as applicable, as those terms are defined under the Retirement Plan, or other termination of employment, and shall be payable to the Participant and, where applicable, to his or her spouse as contingent annuitant in the same form, over the same period, and to the same persons as the Participant shall have elected as set forth in Section 4(a)(iii).

            (ii) Notwithstanding any provision in the Plan to the contrary, if a Participant is a Specified Employee, such Participant's accrued Supplement Retirement Plan Benefits shall become payable to him or her as of the first day of the seventh month next following his or her Early Retirement Plan Retirement Date, Normal Retirement Plan Retirement Date, as applicable, or other termination of employment, and shall be payable to the Participant and, where applicable, to his or her spouse as a contingent annuitant in the same form, over the same period, and to the same persons as the Participant shall have elected as set forth in Section 4(a)(iii).

      (b)   Supplemental ESOP Benefit

            (i) Payment of a Participant's Supplement ESOP Benefits shall be payable in a lump sum of cash upon the Participant's: (i) "Separation From Service" as defined in guidance issued by the United States Treasury Department in conjunction with Section 409A of the Code, (ii) disability, "disabled" shall have the meaning set forth in Section 409A(2)(C) of the Code, or (iii) death.

            (ii) Notwithstanding any provision in the Plan to the contrary, if a Participant is a Specified Employee, such Participant's accrued Supplement ESOP Benefits shall become payable to him or her upon Separation from Service, other than due to disability or death, as of the first day of the seventh month next following his or such Separation from Service.

6.    Supplemental Survivor Benefit

      (a)   Supplemental Retirement Plan Benefits

            (i) If a married Participant dies prior to the commencement of the payment of his or her accrued Supplemental Retirement Plan Benefits, his or her surviving spouse shall be entitled to accrued Supplemental Retirement Plan Benefits under the Plan

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      determined under Section 4 above with respect to the spouse's survivor benefit under the Retirement Plan. Payment of such surviving spouse's accrued Supplemental Retirement Plan Benefits shall commence at the same time, in the same form and over the same period as the surviving spouse benefits payable from the Retirement Plan.

            (ii) If a Participant dies after the commencement of his or her accrued benefit under the Plan, the only death benefits that shall be payable under the Plan are those death benefits, if any, that are payable under the form of benefit payment under the Plan that was in effect while the Participant was alive.

      (b)   Supplemental ESOP Benefits

            (i) In the event of the death of a Participant prior to the commencement of payment of his or her Supplemental ESOP Benefits, the ESOP Beneficiary of the Participant shall be entitled to receive as a benefit from the Plan an amount equal to 100% of the Supplement ESOP Benefits that would have been payable to Participant at the time of his or her death.

7.    Miscellaneous

      (a) The Plan shall be administered by the Committee. The decisions of the Committee with respect to any questions arising as to the interpretation of this Plan, including the availability of any and all of the provisions thereof, shall be final, conclusive and binding.

      (b) This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. The Participant and his beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer. Such policies or other assets of the Employer shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of Investors Savings Bank. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise of the Employer to pay money in the future. In the event that the Employer establishes a rabbi trust to hold assets intended to informally fund the Plan, in accordance with IRS Revenue Procedure 92-64, the rabbi trust shall be prohibited from acquiring Stock of the Company.

      (c) This Plan may be amended by action of the Board of Directors of the Employer, but only if (A) such amendment is made with the consent of all Participants who have not by such date received all of their vested accrued benefits under the Plan (or with the consent of surviving spouses instead of Participants, in cases where a

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            Participant has died and his/her surviving spouse has not received complete distribution of the survivor benefit, if any, to which he/she may be entitled under the Plan), (B) such amendment is merely administrative in nature and does not materially effect the rights of Participants or spouses with respect to their current or future benefits, or (C) is made to comply with tax law or regulatory requirements.

      (d) This Plan may be terminated by action of the Board of Directors of the Employer, provided that vested accrued benefits under the Plan as of the date of such termination shall not be reduced, and such previously vested accrued benefits shall (i) continue to be payable to Participants (or their spouses, if applicable) in accordance with each Participant's Distribution Election Form and (ii) be subject to the terms of the Plan (without regard to its termination). Notwithstanding anything herein to the contrary, in the event of a Change in Control of the Employer, as such term is defined in Code
            Section 409A, the Employer may terminate the Plan and distribute the accrued benefits and account balances within twelve (12) months of the Change in Control.

      (e) No Participant or spouse entitled to receive any benefit, under this Plan shall have any equitable or security rights in any specific assets of the Employer, and rights of Participants or their spouses under this Plan shall not be greater than the rights of unsecured general creditors of the Employer.

      (f) No amounts owed hereunder shall be deemed a deposit or a checking or savings account.

      (g) This Plan shall not be construed as creating a contract of employment with respect to any Participant nor shall it create a right of continued employment for any Participant.

      (h) This Plan shall be binding upon and inure to the benefit of any successor to the Employer or its business as the result of merger, consolidation, reorganization, transfer or sale of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer or sale of assets or other similar transaction, the successor to the Employer or its business or subsequent successor thereto shall promptly notify Participants who have not received all of their benefits under the Plan (or spouses if they are receiving survivor benefits under this Plan), in writing of its successorship. In no event shall any such transaction described herein suspend, delay or otherwise interfere with the rights of Participants or spouses to receive benefits hereunder.

      (i) This Plan has been amended following the enactment of Code Section 409A and is intended to be construed consistent with the requirements of that Section, the Treasury regulations and other guidance issued thereunder. If any provision of the Plan shall be determined to be inconsistent therewith for any reason, then the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner consistent with Code

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            Section 409A, and if such construction is not possible, as if such provision had never been included. In the event that any of the provisions of the Plan or portion thereof are held to be inoperative or invalid by any court of competent jurisdiction, then (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held to be inoperative, and (2) the invalidity and enforceability of the remaining provisions will not be affected thereby.

8.    Tax Withholding

      If upon the payment of any benefits under the Plan, the Employer shall be required to withhold any amounts with respect to such payment by reason of any federal, state or local tax laws, rules or regulations, then the Employer shall be entitled to deduct and withhold such amounts from any such payment.

9.    Choice of Law

      This Plan shall be construed in accordance with the laws of the State of New Jersey to the extent such laws are pre-empted by the Employee Retirement Income Security Act of 1974, as amended.

10.   ERISA Provisions

      (a) Named Fiduciary and Administrator. The Committee, as Administrator, shall be the "Named Fiduciary" of this Plan, as defined under ERISA. As Administrator, the Committee shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      (b) In the event that benefits under this Plan are not paid to a Participant (or to his Beneficiary in the case of a Participant's death) or the payment of benefits is curtailed and such claimant feels that he or she is entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Employer and its Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Employer and its Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired. If claimants desire a second review, claimants shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, the Distribution Election Form(s) or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the

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            Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan upon which the decision is based. If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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